Exhibit 99.1

Iovance Biotherapeutics, Inc. Announces Proposed Public Offering of Common Stock

SAN CARLOS, CA, May 27, 2020 -- Iovance Biotherapeutics, Inc. (Nasdaq: IOVA) (“Iovance” or “Company”), a late-stage biotechnology company developing novel T cell-based cancer immunotherapies (tumor-infiltrating lymphocyte, TIL and peripheral-blood lymphocyte, PBL), today announced that it intends to offer and sell $500 million of its common stock, subject to market and other conditions, in an underwritten public offering. All of the shares in the offering are to be sold by Iovance. Iovance intends to grant the underwriters a 30-day option to purchase up to $75 million of additional shares of common stock at the public offering price, less the underwriting discounts and commissions.

Iovance intends to use the proceeds from this offering to fund the expansion of its organization to support the potential commercial launch of lifileucel for advanced melanoma and LN-145 for advanced cervical cancer, to initiate a program directed at registration of Iovance’s tumor infiltrating lymphocyte therapies in non-small cell lung cancer, to continue support of ongoing commercial manufacturing activities, and for the development of Iovance’s IL-2 analog, IOV-3001, and for other general corporate purposes. Additional indications or TIL products may be explored with the use of proceeds.

Jefferies LLC and Goldman Sachs & Co. LLC are acting as joint lead book-running managers for the offering.  Wells Fargo Securities, LLC is also serving as book-running manager.

The shares of common stock described above are being offered by Iovance pursuant to its shelf registration statement on Form S-3 that became automatically effective upon filing with the Securities and Exchange Commission (the “SEC”) on May 27, 2020. The offering may be made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor New York, New York, 10022, by telephone at (877) 547-6340, or by email at Prospectus_Department@Jefferies.com or Goldman Sachs & Co. LLC by mail at 200 West Street, New York, NY 10282, Attention: Prospectus Department, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com or Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 500 West 33rd Street, New York, New York, 10001, at (800) 326-5897 or email a request to cmclientsupport@wellsfargo.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Iovance Biotherapeutics, Inc.
Iovance Biotherapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of cell therapies as novel cancer immunotherapy products designed to harness the power of a patient’s own immune system to eradicate cancer cells. The Company’s lead product candidates include lifileucel for metastatic melanoma and LN-145 for metastatic cervical cancer. In addition to metastatic melanoma and cervical cancer, the Company is investigating the effectiveness and safety of tumor infiltrating lymphocyte, or TIL, therapy for the treatment of non-small cell lung cancer and squamous cell carcinoma of the head and neck, and peripheral blood lymphocyte, or PBL, therapy for the treatment of chronic lymphocytic leukemia through our sponsored trials, as well as in other oncology indications through collaborations.

Forward Looking Statements
Certain matters discussed in this press release are “forward-looking statements”. The Company may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. The forward-looking statements include, but are not limited to, statements about the Company’s anticipated public offering and the anticipated use of proceeds therefrom. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, and the uncertainties inherent in the completion of ongoing clinical trials and the initiation of future clinical trials. The factors discussed herein could cause actual results and developments to be materially different from those expressed in or implied by such statements. A further list and description of the Company’s risks, uncertainties and other factors can be found in the Company’s most recent Annual Report on Form 10-K and the Company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contacts:

Iovance Biotherapeutics, Inc.:
Sara Pellegrino, IRC
Vice President, Investor Relations & Public Relations
650-260-7120 ext. 264
Sara.Pellegrino@iovance.com

Solebury Trout:
Annie Chang (investors)
646-378-2972
achang@troutgroup.com

Chad Rubin (investors)
646-378-2947
crubin@troutgroup.com

Rich Allan (media)
646-378-2958
rallan@troutgroup.com